Exhibit 99.1


Net.B@nk (ticker: NTBK, exchange: NASDAQ) News Release


NET.B@NK, INC. PRICES COMMON STOCK OFFERING

ATLANTA, Feb. 5 /PRNewswire/ -- Net.B@nk, Inc. (Nasdaq: NTBK) reported today that it has priced its previously announced public offering of common stock at a price of $46.00 per share. The offering was increased in size from a previously announced 2,370,000 shares to 2,800,000 shares, which includes 370,000 shares to be sold by Carolina First Corporation and two of its affiliates. The offering is being managed by Bear, Stearns & Co., Inc., Morgan Keegan & Company, Inc., Raymond James & Associates, Inc. and Kelton International Ltd. The Company has granted the underwriters a 30-day option to purchase up to an additional 420,000 shares to cover over-allotments. The net proceeds of the offering will be used to launch new marketing initiatives and to provide additional capital to support asset growth.

Net.B@nk (http://www.netbank.com) is the largest federally insured bank operating exclusively on the Internet. The Company's mission is to profitably provide a broad range of banking and financial services to the growing number of Internet users. Its low-cost, branchless business model allowed Net.B@nk to attain profitability within a year of acquiring its bank charter while continuing to pass along operating cost savings to customers in the form of attractive interest rates and low fees.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state. Copies of a prospectus relating to the offering are available from Bear, Stearns & Co., Inc., 245 Park Avenue, New York, NY 10167; Morgan, Keegan & Company, Inc., 50 N. Front St., 20th Floor, Memphis, TN 38103; Raymond Jaymes & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716; or Kelton International Ltd., 35 Kurzon St., London, England W1Y 7AE.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING NET.B@NK'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE MOST RECENTLY ENDED FISCAL YEAR.

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